UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 20, 2003
                                                 ------------------

                                BriteSmile, Inc.
   ---------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


                                      Utah
  ---------------------------------------------------------------------------

         (State or other jurisdiction of incorporation or organization)


         0-17594                                   87-0410364
      -------------                     -----------------------------------
  (Commission file number)             (I.R.S. Employer Identification No.)



   490 North Wiget Lane
   Walnut Creek, California                              94598
-------------------------------------------------------------------------
Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (925) 941-6260





---------------------------------------------------------------------------
(Former name or former
address, if changed since last report)

Item 5.    Other Events

         On November 20, 2003, the Registrant borrowed $2,000,000 from its largest shareholder, LCO Investments Limited ("LCO"). A copy of the Promissory Note signed by Registrant is attached as Exhibit 10(a). Pursuant to the Note, Registrant is obligated to repay principal on demand. The loan is immediately due in connection with the closing of any equity financing transaction by Registrant. Registrant will pay interest at the rate of the London Interbank Offered Rate ("Libor") LIBOR plus 250 basis points until March 31, 2004. After March 31, 2004, the interest rate will be the greater of: (i) LIBOR plus 250 basis points, or (ii) the lesser of (a) five percent (5%) per annum or (ii) 250 basis points above LIBOR, plus an additional 25 basis points for every quarter the loan remains outstanding after March 31, 2004.

         On November 20, 2003, Registrant entered into a CAP Line Conversion Agreement with LCO (the "CAP Conversion Agreement," attached as Exhibit 10(b) hereto). Pursuant to the CAP Conversion Agreement, the Company issued 204,725 shares of restricted Common Stock to LCO in satisfaction of the outstanding loan balance of $6,500,000 under that certain Credit and Security Agreement (the "CAP Credit Agreement"), originally dated December 13, 2001, as amended and supplemented through January 9, 2003, between CAP Advisers Limited ("CAP") and BriteSmile International Limited ("BriteSmile International"), a wholly-owned subsidiary of Registrant. CAP had assigned all of its rights and obligations under the CAP Credit Agreement to LCO. The conversion price for the shares was $31.75 per share, which exceeded the market value of the shares as quoted on Nasdaq on the closing date of the CAP Conversion Agreement. Upon issuance of the shares to LCO, all obligations of Registrant and BriteSmile International under the CAP Credit Agreement were discharged and paid in full, and the CAP Credit Agreement was terminated.

         LCO is a wholly owned subsidiary of the ERSE Trust. The sole trustee of the ERSE Trust is CAP. Mr. Pilaro, a director of the Registrant, is Chairman of CAP.

         On November 20, 2003, Registrant entered into a Receivable Conversion Agreement (the "EVL Conversion Agreement," attached as Exhibit 10(c) hereto) with Excimer Vision Leasing L.P., a Delaware limited partnership ("EVL"). Pursuant to the EVL Conversion Agreement, Registrant issued 127,268 shares of restricted Common Stock to EVL in satisfaction of the obligation of Registrant to pay "Variable Rent" for the year 2002, and for the period from January 1, 2003 through October 31, 2003, under the terms of that certain Amended and Restated Agreement (the "EVL Lease Agreement") originally dated February 28, 2001, as amended, between EVL and Registrant. The amount of accrued Variable Rent that was discharged and paid in full by Registrant's issuance of the shares was $4,040,750. The conversion price for the shares was $31.75 per share, which exceeded the market value of the shares as quoted on Nasdaq on the closing date of the EVL Conversion Agreement.

         EVL is a partnership engaged in the business of leasing Excimer laser systems. An affiliate of LCO, the Registrant's largest shareholder, owns 70% of EVL. Anthony Pilaro, the Registrant's Chairman, serves as Chairman of EVL.

         All shares of restricted common stock issued to LCO under the CAP Conversion Agreement and the EVL Conversion Agreement are subject to certain limited piggyback registration rights.

Item 7.  Exhibits.

Exhibit No.                        Description
-----------                        ------------

(10)(a) Promissory Note dated November 20, 2003, between the Registrant and LCO.

(10)(b) CAP Line Conversion Agreement dated November 20, 2003 between the Registrant and LCO.

(10)(c) Receivable Conversion Agreement dated November 20, 2003 between the Registrant and EVL.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      BriteSmile, Inc.


                          By:         /s/ John Dong
                                      ------------------------------------
                                      John Dong
                                      Chief Financial Officer


Date: November 26, 2003

                                  EXHIBIT INDEX


Exhibit No.
Under Reg.                                        Sequential
S-K, Item 601   Description                       Page Number
-------------   ------------                      ------------

(10)(a)         Promissory  Note  dated  November  20,  2003,   between  the
                Registrant and LCO.

(10)(b) CAP Line Conversion Agreement dated November 20, 2003 between the Registrant and LCO.

(10)(c) Receivable Conversion Agreement dated November 20, 2003 between the Registrant and EVL.